Exhibit 24.1

POWER OF ATTORNEY

Know All Persons By These Presents:

That each person whose signature appears below, as a director or officer of Agilysys, Inc., an Ohio corporation (the “Company”), does hereby make, constitute and appoint Kyle C. Badger, Margaret Ramage and Chris Robertson, and each or any one of them, his or her true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign any and all registration statements on Form S-8 covering the registration of securities of the Company to be issued under the Agilysys, Inc. 2016 Stock Incentive Plan, and any and all amendments (including post-effective amendments) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

In Witness Whereof, this Power of Attorney has been signed by the following persons in the capacities effective as of the 21st day of March, 2017.

Signature	Title(s)

/s/Ramesh Srinivasan Ramesh Srinivasan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Anthony Pritchett Anthony Pritchett	Interim Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Michael A. Kaufman Michael A. Kaufman	Chairman and Director

/s/ Keith M. Kolerus Keith M. Kolerus	Vice Chairman and Director

/s/ Donald A. Colvin Donald A. Colvin	Director

/s/ Gerald C. Jones Gerald C. Jones	Director

/s/ John Mutch John Mutch	Director

/s/ Melvin L. Keating Melvin L. Keating	Director